xG Technology Announces Closing of Public Offering of Common Stock

Sarasota, Florida – April 22, 2014 – xG Technology, Inc. (Nasdaq: XGTI) (“xG” or the “Company”), announced today that it has closed the previously announced underwritten public offering of its common stock. The Company offered 5,265,000 shares of its common stock at $1.90 per share to the public. xG received gross proceeds from the offering, before deducting the underwriting discount and estimated offering expenses payable by xG, of approximately $10,000,000.

The Company intends to use the net proceeds received from the offering for general corporate purposes, including working capital, product development and fulfillment, marketing activities, expansion of internal sales organization, further development of sales channels, finalize the transition to contract manufacturing production lines, and other capital expenditures.

Roth Capital Partners is acting as sole book-running manager, and Feltl & Company is acting as co-manager for the offering.

The offering was made pursuant to a registration statement on Form S-1 that xG filed with the Securities and Exchange Commission ("SEC") and which is effective. A final prospectus supplement containing important information relating to these securities was filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov. Copies of the final prospectus relating to the offering may be obtained from the offices of Roth Capital Partners, Prospectus Department, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147, or from the above-mentioned SEC website.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About xG Technology

xG Technology has created a broad portfolio of intellectual property that makes wireless networks more intelligent, accessible, affordable and reliable. The company has created xMax, a patented all-IP cognitive radio technology that enables spectrum sharing. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access. xG’s goal is to help wireless broadband network operators make more efficient use of their spectrum allocations and to create new opportunities for innovation in unlicensed spectrum. The xMax cognitive radio system incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation multiple-input multiple-output (MIMO) and software defined radio (SDR). xG offers solutions for numerous industries worldwide, including urban and rural wireless broadband, utilities, defense, emergency response and public safety.

Based in Sarasota, Florida, xG has 60 U.S. and over 140 international patents and pending patent applications, and its technology is available for licensing in both domestic and foreign markets. xG is a publicly traded company listed on the NASDAQ Capital Market where xG common stock is traded under the symbol XGTI and xG warrants are traded under the symbol  XGTIW.

For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media and Analyst Relations
David Worthington
Fusion PR
www.fusionpr.com
(212) 651-4200

Investor Relations

James Woodyatt
xG Technology
www.xGtechnology.com
(954) 572-0395

Jody Burfening/Carolyn Capaccio

LHA

ccapaccio@lhai.com
(212) 838-3777